SUB-ITEM 77D

The MFS Inflation-Adjusted Bond Fund, a series of MFS Series Trust IX, expanded disclosure regarding derivatives risk, and expanded disclosure regarding mortgage-backed and asset-backed securities credit risk, as described in the Prospectus contained in Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2006, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.